Exhibit 23(c)

                                  [LETTERHEAD]

                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060


                             PHONE: (804) 346-2626
                              FAX: (804) 346-9311

          CONSENT OF L.P. MARTIN & COMPANY, P.C. INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) of United Dominion Realty Trust, Inc. for the registration of $600,000,000 of offered securities and to the incorporation by reference therein of our report dated June 18, 1996, with respect to the statement of rental operations of Westland Park Apartments and our report dated June 20, 1996 with respect to the statement of rental operations of Steeplechase Apartments included in United Dominion Realty Trust's Current Report on Form 8-K dated October 31, 1996 for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ L.P. MARTIN & COMPANY, P.C.
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L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
May 14, 1997